UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2020

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4842958	000-56160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC 28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class

Common stock, $0.0001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Termination of Material Definitive Agreement

That certain employment agreement by and between Amergent Hospitality Group, Inc., a Delaware corporation (“Amergent”) and Patrick Harkleroad, the Company’s Chief Financial Officer, which was assigned to Amergent April 1, 2020 in conjunction with Amergent’s spin-off from Chanticleer Holdings, Inc., a Delaware corporation, will be terminated effective December 31, 2020.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2020, the Board of Directors (“Board”) of Amergent accepted the resignation of Patrick Harkleroad from the position of Chief Financial Officer, effective December 31, 2020, which resignation was contingent upon the waiver by the Board of the 90 day notice requirement for non-renewal under his Employment Agreement. Mr. Harkleroad has agreed to continue to provide support to Amergent in a consulting capacity to assist with the transition of his duties in 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2020

Amergent Hospitality Group, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer